UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 21, 2013
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a Special Meeting of the Board of Directors of Ecology and Environment Inc. (the "Company") on August 21, 2013 Mr. Gerald Strobel, Executive Vice President was appointed the Chief Executive Officer of the Company.  Mr. Kevin Neumaier, President, will remain as President and will initially preside over domestic U.S.A. Operations at the CEO's direction.  The Company's By-Laws were amended to: (a)  now recognize a Chairman of the Board position and (b) create the position of Chief Exectutive Officer separate from the position of President.  Mr. Frank Silvestro, Executive Vice President, was selected to fill the position of Chairman of the Board.  Mr. Silvestro is a founder of the Company and has served as a Vice President and a Director since its inception in 1970 and he is age 76.  In August 1986 he became Executive Vice President. Mr. Silvestro has a B.A. in physics and an M.A. in biophysics.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03      Ammendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a Special Meeting of the Board of Directors on August 21, 2013, the Board amended the Company's By-Laws to: (a) recognize a Chairman of the Board position and (b) create the position of Chief Executive Officer separate from the position of President.

The August 21, 2013 Amendments to the Company's By-Laws is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)          Exhibits

No.	Description
99.1	Press release dated August 22, 2013 of Ecology and Environment, Inc. announcing formal changes in Corporate Leadership.
99.2	August 21, 2013 Amendments to the By-Laws of Ecology and Environment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 22, 2013	ECOLOGY AND ENVIRONMENT, INC. /s/ Ronald L. Frank
Executive Vice President

Ecology and Environment, Inc.
Current Report on Form 8-K dated August 21, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 22, 2013 of Ecology and Environment, Inc. announcing formal changes in Corporate Leadership.
99.2	August 21, 2013 Amendments to the By-Laws of Ecology and Environment, Inc.

Dated:                August 22, 2013